Table of Contents

United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ATOMERA INCORPORATED

(Name of Registrant as Specified In Its Charter)

__________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

March 8, 2024

Dear Fellow Stockholders:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders of Atomera Incorporated (the “Annual Meeting”), to be held on Wednesday, May 1, 2024 at 11:00 a.m. Pacific Time.

The Annual Meeting will be held virtually by means of remote communication. Stockholders will be able to attend and listen to the Annual Meeting live, submit questions and vote their shares electronically at the Annual Meeting from any location that has Internet connectivity. There will be no physical in-person meeting. To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the accompanying Proxy Statement.

In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet, we have sent stockholders of record at the close of business on March 4, 2024 a Notice of Internet Availability of Proxy Materials, (the “Notice”). The Notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the Notice, as well as in the attached Proxy Statement.

Attached to this letter is the Notice of 2024 Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the Annual Meeting. We urge you to read this information carefully.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, and regardless of the number of shares of Atomera that you own, it is important that your shares be represented and voted. Please vote electronically over the Internet, or if you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend. If you decide to attend the meeting, you will still be able to vote online during the meeting, even if you previously submitted your proxy.

On behalf of the Board of Directors of Atomera, we thank you for your participation.

Sincerely,

John Gerber, Chairman of the Board of Directors

ATOMERA INCORPORATED

750 University Avenue, Suite 280

Los Gatos, California 95032

(408) 442-5248

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Wednesday, May 1, 2024 at 11:00 a.m. Pacific Time.

Place:	The Annual Meeting will be completely virtual. You may attend the virtual meeting, submit questions, and vote your shares electronically during the meeting via live audio webcast by visiting https://web.lumiagm.com/299510298.

Items of Business:	(1)	To elect five directors to serve as members of the Board of Directors of the Company (our “Board”) until the next annual meeting of stockholders and until their successors are duly elected and qualified.

	(2)	To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

	(3)	To approve, on an advisory basis, the compensation of our named executive officers.

	(4)	To transact such other business as may properly come before the Annual Meeting or at any continuation, postponement or adjournment thereof.

Record Date:	You are entitled to vote if you were a stockholder of record as of the close of business on March 4, 2024.

Voting:	Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement and vote on the Internet or submit your proxy card, if you have requested one, as soon as possible. For specific instructions on how to vote your shares, please refer to the section herein entitled “Questions and Answers about the Annual Meeting and Voting.”

The accompanying Proxy Statement describes each of these items of business in detail. Only stockholders of record are entitled to receive notice of, attend and vote at the Annual Meeting or any continuation, postponement or adjournment thereof. Voting instructions are provided on the Notice and included in the accompanying Proxy Statement. Any stockholder attending the Annual Meeting may vote at the meeting even if he or she previously submitted a proxy. If your shares of common stock are held by a bank, broker or other agent, please follow the instructions from your bank, broker or other agent to have your shares voted.

Sincerely,

John Gerber, Chairman of the Board of Directors

This Notice of 2024 Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about March 22, 2024.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting: This Proxy Statement and our Annual Report are available free of charge at www.voteproxy.com and at www.proxyvote.com.

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ATOMERA INCORPORATED

750 University Avenue, Suite 280

Los Gatos, California 95032

(408) 442-5248

PROXY STATEMENT FOR 2024 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (our “Board”) of Atomera Incorporated, a Delaware corporation (“Atomera,” “we,” “us,” “our,” or the “Company”), for use at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”). This year’s meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast at https://web.lumiagm.com/299510298. The Annual Meeting will be held on Wednesday May 1, 2024 at 11:00 a.m. Pacific Time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders

Meeting to Be Held Via the Internet at https://web.lumiagm.com/299510298 on Wednesday May 1, 2024 at 11:00 a.m. Pacific Time

The Annual Report, Notice of Meeting, Proxy Statement and Proxy Card

are available at - http://www.astproxyportal.com/ast/22415/ and on our website at www.atomera.com.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Annual Meeting

Q:	Why am I receiving these proxy materials?

A:	We have made these proxy materials available to you on the Internet or, upon your request, have delivered paper proxy materials to you, because the Board is soliciting your proxy to vote at the Annual Meeting to be held on Wednesday May 1, 2024 at 11:00 a.m. Pacific Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. This Proxy Statement includes information that we are required to provide to you by the Securities and Exchange Commission (the “SEC”), and that is designed to assist you in voting your shares.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

A:	The rules of the SEC permit us to furnish proxy materials, including this Proxy Statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. As a result, we are mailing most of our stockholders a paper copy of a Notice of Internet Availability of Proxy Materials (the “Notice”), but not a paper copy of the proxy materials. This process allows us to provide our proxy materials to our stockholders in a timelier and more readily accessible manner, while reducing the environmental impact and lowering our printing and distribution costs. Stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice provides instructions on how to access and review all of the proxy materials on the Internet. The Notice also instructs you on how to vote your shares via the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice.

Q:	Why did I receive a complete set of paper proxy materials in the mail instead of a Notice of Internet Availability of Proxy Materials?

A:	We are providing stockholders who have previously requested paper copies of the proxy materials with paper copies of the proxy materials instead of the Notice. If you would like to reduce the environmental impact and the costs incurred by us in printing and distributing the proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card.

Q:	What is included in the proxy materials?

A:	The proxy materials include:

•	This Proxy Statement for the Annual Meeting;

•	Our 2023 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”); and

•	The proxy card or a voting instruction form for the Annual Meeting, if you have requested that the proxy materials be mailed to you.

Q:	What information is contained in this Proxy Statement?

A:	The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain of our executive officers, corporate governance, and certain other required information.

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Q:	Where is the Annual Meeting?

A:	The Annual Meeting will be completely virtual. You may attend the virtual meeting, submit questions, and vote your shares electronically during the meeting via live webcast by visiting https://web.lumiagm.com/299510298, and entering the password atomera2024 and control number found on the Notice or, if you have requested a proxy card, your proxy card and following the instructions on the website for voting at the Annual Meeting.

Q:	Can I attend the Annual Meeting?

A:	You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of March 4, 2024 (the “Record Date”). The meeting will begin via live webcast promptly at 11:00 a.m. Pacific Time. Online check-in will begin approximately 15 minutes before then and we encourage you to allow ample time for check-in procedures.

Stock Ownership

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Stockholders of record – If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered, with respect to those shares, the “stockholder of record,” and the proxy materials were provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Beneficial owners – Many Atomera stockholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name.” The Notice or, if you requested paper copies, the proxy materials, were forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.

As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since beneficial owners are not stockholders of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. See, “How can I vote my shares at the Annual Meeting?” below.

Quorum and Voting

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:	A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws and the Delaware General Corporation Law (the “DGCL”). The presence, in person or by proxy, of a majority of the aggregate voting power of the issued and outstanding shares of stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. As of the Record Date, there were 26,895,453 shares of common stock issued and outstanding. Therefore, the quorum for the Annual Meeting is 13,447,727 shares of common stock.

Under the DGCL, and as described below, abstentions and broker “non-votes” will be counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.

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Q:	What are abstentions and broker non-votes?

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted, referred to as stockholder “withhold” or “abstain” with respect to a particular matter.

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to non-routine matters and has not received instructions from the beneficial owner. If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank, or other agent how to vote your shares, your broker, bank, or other agent may still be able to vote your shares at its discretion. In this regard, under the rules of the New York Stock Exchange, or NYSE, brokers, banks, and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. When a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

We believe that the election of directors (Proposal No. 1) and the approval, on an advisory basis, of the compensation of our named executive officers (Proposal No. 3) will be considered non-routine matters and broker non-votes, if any, will have no effect on the result of the vote. We believe that the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal No. 2) will be considered a routine matter on which a broker, bank or other agent will have discretionary authority to vote, and on this basis we do not expect any broker non-votes in connection with that proposal.

Q:	Who is entitled to vote at the Annual Meeting?

A:	Holders of record of our common stock at the close of business on the Record Date are entitled to receive notice of and to vote their shares at the Annual Meeting. As of the Record Date, we had 26,895,453 shares of common stock outstanding. In deciding all matters at the Annual Meeting, each holder of common stock of Atomera will be entitled to one vote for each share of common stock held as of the close of business on the Record Date.

Q:	How can I vote my shares at the Annual Meeting?

A:	Shares held in your name as the stockholder of record may be voted at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares. After obtaining a valid legal proxy from your broker, bank or other agent, to then vote at the Annual Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to American Stock Transfer & Trust Company, LLC. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:

Equinity Trust Company, LLC

Attn: Proxy Tabulation Department

55 Challenger Road, 2nd Floor

Ridgefield Park, NJ 07660

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 28, 2024. You will receive confirmation of your registration by email after we receive your registration materials, including instructions for voting at the Annual Meeting. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card, if you have requested one, or follow the voting directions described below, so that your vote will be counted if you later decide not to attend the Annual Meeting.

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Q:	How can I vote my shares without attending the Annual Meeting?

A:	Stockholder of record – If you are a stockholder of record, there are two ways to vote without attending the Annual Meeting:

•	Via the Internet – You may vote by proxy via the Internet at www.proxyvote.com by following the instructions provided in the Notice or, if you requested a proxy card, on your proxy card.

•	By Mail – You may vote by proxy by filling out the proxy card you may have received and returning it in the envelope provided.

Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on April 30, 2024.

Beneficial owners – If you are a beneficial owner holding shares through a bank, broker or other nominee, please refer to information forwarded by your bank or broker to see which voting options are available to you.

Q:	Can I vote my shares by completing and returning the Notice?

A:	No. The Notice will, however, provide instructions on how to vote by Internet, or by requesting and returning a paper proxy card or voting instruction card.

Q:	What proposals will be voted on at the Annual Meeting?

A:	At the Annual Meeting, stockholders will be asked to vote:

(1)	To elect five directors identified in this Proxy Statement to serve as members of the Board until the next annual meeting of stockholders and until their successors are duly elected and qualified;

(2)	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

(3)	To approve, on an advisory basis, the compensation of our named executive officers.

Q:	What is the voting requirement to approve each of the proposals?

A:	Proposal No. 1 – The election of a director requires a plurality vote of the shares of common stock voted at the Annual Meeting when a quorum is present. Accordingly, the five director nominees receiving the highest number of votes will be elected. As a result, any shares not voted “for” the nominee (whether as a result of stockholder withholding or a broker non-vote) will not have any effect on the outcome of the election of directors.

Proposal No. 2 – The affirmative vote of a majority of the voting power of the shares of stock entitled to vote on such matter that are present in person or by proxy is required to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Abstentions have the effect of a vote against this proposal. We believe that brokers will have discretionary authority to vote on the ratification of our independent registered public accounting firm and, therefore, we do not expect there to be broker non-votes in connection with the vote on this proposal.

Proposal No. 3 – The affirmative vote of a majority of the voting power of the shares of stock entitled to vote on such matter that are present in person or by proxy is required to approve the advisory vote on the compensation of our named executive officers. Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect on the outcome of this proposal.

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Q:	How does the Board recommend that I vote?

A:	Our Board unanimously recommends that you vote your shares:

•	“FOR” the nominees for election as directors listed in Proposal No. 1;

•	“FOR” the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

Q:	What happens if I do not give specific voting instructions?

A:	Stockholder of record – If you are a stockholder of record and you either (i) indicate when voting on the Internet that you wish to vote as recommended by our Board or (ii) sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial owner – If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Q:	How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

A:	Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our one routine matter—the proposal to ratify the appointment of Marcum LLP.

Please note that, in the absence of your specific instructions as to how to vote, brokers may not vote your shares on the election of directors or the compensation of our named executive officers. Accordingly, we encourage you to provide instructions to your broker regarding the voting of your shares.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	If any other matters are properly presented for consideration at the Annual Meeting, the named proxies will vote the shares as recommended by the Board, or if no recommendation is given, in their own discretion. As of the Record Date, we are not aware of any other matters to be submitted for consideration at the Annual Meeting.

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Q:	Can I change or revoke my vote after submitting my proxy?

A:	Subject to any rules your broker, trustee or nominee may have, you may change or revoke your proxy in any one of the ways listed below at any time before your proxy is voted at the Annual Meeting.

Stockholder of record – If you are a stockholder of record, you may change your vote by (1) filing with our Corporate Secretary, prior to the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares; or (2) voting at the Annual Meeting. A stockholder of record that has voted on the Internet may also change his or her vote by later making a timely and valid Internet vote.

Beneficial owner – If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or other nominee; or (2) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand-delivered to our Corporate Secretary or should be sent so as to be delivered to our principal executive offices, Attention: Corporate Secretary.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	Our Board is soliciting proxies for the Annual Meeting from our stockholders. We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. We do not intend to hire a proxy solicitor to assist in the solicitation of proxies. Directors, officers and employees of Atomera may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Atomera or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K within four business days after the Annual Meeting.

Q:	Can I obtain a list of Stockholders?

A:	A list of stockholders eligible to vote at the Annual Meeting will be available for inspection, for any purpose germane to the Annual Meeting, during the Annual Meeting at the meeting website and at the principal executive office of the Company during regular business hours for a period of no less than ten (10) days prior to the Annual Meeting.

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Stockholder Proposals and Director Nominations

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials – Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2024 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary no later than November 22, 2024; provided, however, that if our 2025 annual meeting of stockholders is held before April 1, 2025 or after May 31, 2025, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2025 annual meeting of stockholders and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Requirements for stockholder proposals to be brought before an annual meeting – Pursuant to our Amended and Restated Bylaws, if you wish to bring a proposal before the stockholders or nominate a director at the 2025 annual meeting of stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must notify our Corporate Secretary, in writing, not later than the close of business on January 31, 2025 nor earlier than the close of business on January 1, 2025. However, if our 2025 annual meeting of stockholders is not held between April 1, 2025 and May 31, 2025, to be timely, notice by the stockholder must be received no earlier than the close of business on the 120th day prior to the 2025 annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to the 2025 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2025 annual meeting of stockholders is first made. You are also advised to review our Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition, notice of a nomination must comply with the additional requirements of Rule 14a-19(b) of the Exchange Act.

The chair of the 2025 annual meeting of stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting.

Forward-Looking Statements

This Proxy Statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 15, 2023.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Board Nominees

Our Board currently consists of five members, four of whom are independent under the listing standards for independence of the NASDAQ and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Based upon the recommendation of the Nominating and Corporate Governance Committee of our Board, our Board has nominated each of the Company’s five current directors for re-election at the Annual Meeting.

Our Board and the Nominating and Corporate Governance Committee believe the directors nominated collectively have the experience, qualifications, attributes and skills to effectively oversee the management of the Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing the Company, a willingness to devote the necessary time to Board duties, a commitment to representing the best interests of the Company and our stockholders and a dedication to enhancing stockholder value.

Each director elected at the Annual Meeting will serve a one-year term until the Company’s next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five nominees named below. If any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. It is not presently expected that any of the nominees named below will be unable or will decline to serve as a director.

Vacancies on our Board, including any vacancy created by an increase in the size of our Board, may be filled by a majority of the directors remaining in office (even though less than a quorum of our Board) or a sole remaining director. A director elected by our Board to fill a vacancy will serve until the next annual meeting of stockholders and until such director’s successor is elected and qualified, or until such director’s earlier retirement, resignation, disqualification, removal or death.

If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by our Board, the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by our Board. Each nominee has agreed to serve if elected and our Board has no reason to believe that any nominee will be unable to serve.

Information about Director Nominees

Set forth below is biographical information for each nominee and a summary of the specific qualifications, attributes, skills and experiences which led our Board to conclude that each nominee should serve on our Board at this time. There are no family relationships among any of the directors or executive officers of the Company.

John Gerber
Age	61

Experience	Mr. Gerber has served as a member of our Board since 2007 and Chairman of the Board since 2011. For the past ten years, Mr. Gerber has served as managing partner of Four Points, a specialty investment group with more than $1.8 billion of investment and capital transaction experience across 40 real estate and venture capital investments. He has diversified experience in corporate and project management, project and venture finance and development. Mr. Gerber has a BSE degree magna cum laude from Princeton University and a master’s degree from Harvard University.

Board Committee Memberships	Member of the Audit Committee and the Compensation Committee

Independent	Yes

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Qualifications & Attributes

Mr. Gerber has experience as a director of multiple companies and has extensive investing experience, in addition to significant leadership and strategic planning skills. As a result of these and other professional experiences, our Board has concluded that Mr. Gerber is qualified to serve as a director.

Scott Bibaud
Age	61

Experience	Mr. Bibaud has served as our President, Chief Executive Officer and a director since October 2015. Mr. Bibaud has been active in the semiconductor industry for over 30 years. Prior to joining Atomera, Mr. Bibaud was an executive-in-residence at Foundation Capital, a venture capital firm where he was active in portfolio semiconductor companies and evaluating potential new investments. From June 2012 to August 2014, he was senior vice president and general manager of Altera’s Communications and Broadcast Division. From June 2000 to May 2011, he was at Broadcom as executive vice president and general manager of the mobile platforms group. Mr. Bibaud received a B.S. degree in electrical engineering from Rensselaer Polytechnic Institute and an MBA from Harvard Business School.

Board Committee Memberships	None

Independent	No

Qualifications & Attributes	Mr. Bibaud has extensive experience in and knowledge of the semiconductor industry as an executive officer of publicly traded semiconductor companies. As a result of these and other professional experiences, our Board has concluded that Mr. Bibaud is qualified to serve as a director.

Steve Shevick
Age	67

Experience	Mr. Shevick has served as a member of our Board since August 2016. From May 2020 to the present, Mr. Shevick has served as CFO/Advisor to Superbrewed Foods, Inc., a private company developing a range of natural, fermentation-based ingredients for use in food, nutrition and health products. From January 2019 to January 2020, Mr. Shevick served as chief financial officer of Percolate Industries, Inc., which developed, marketed and sold software for managing multi-channel marketing campaigns. From October 2013 to July 2018, Mr. Shevick served as chief financial officer of CloudPassage, Inc., a developer of cloud infrastructure security technologies. From May 2008 to October 2013, Mr. Shevick served as chief financial officer of Cobalt Technologies, a developer of bio-chemical production technologies. From 1995 to 2005, Mr. Shevick served in the roles of general counsel and chief financial officer of Synopsys, Inc., a leading provider of electronic design automation software for the semiconductor industry. Mr. Shevick holds an A.B. from Harvard College and a J.D. from Georgetown University Law Center.

Board Committee Memberships	Chair of the Audit Committee and Chair of the Nominating and Corporate Governance Committee

Independent	Yes

Qualifications & Attributes	Mr. Shevick has extensive experience as a chief financial officer and general counsel of public and private technology licensing businesses. As a result of these and other professional experiences, our Board has concluded that Mr. Shevick is qualified to serve as a director.

9

Duy-Loan T. Le
Age	61

Experience	Ms. Le has served as a member of our Board since October 2019. Ms. Le retired in July 2017 from Texas Instruments Inc., or TI, one of the leading semiconductor companies in the world, where she held various positions since 2002. Ms. Le was elected Senior Fellow in 2002 and is the only woman in TI’s history elected to this highest Fellow rank. She held various leadership positions at TI, including Advanced Technology Ramp Manager for the Embedded Processing Division and worldwide project manager for the Memory Division. While at TI, Ms. Le led all aspects of execution for advanced technology nodes, including silicon technology development, design, assembly and test, productization, qualification, release to market, high volume ramp, and quality and reliability assurance. Ms. Le has been awarded 24 patents. She holds a bachelor’s degree in Electrical Engineering from the University of Texas at Austin and a master’s degree in Business Administration from the Bauer College of Business at the University of Houston. Ms. Le is currently a director of Cirrus Logic Incorporated, Wolfspeed, Inc. and BrainChip Holdings.

Board Committee Memberships	Chair of the Compensation Committee and member of our Nominating and Corporate Governance Committee

Independent	Yes

Qualifications & Attributes	Ms. Le has extensive experience in and knowledge of the semiconductor industry as an executive officer and a director of publicly traded semiconductor companies. As a result of these and other professional experiences, our Board has concluded that Ms. Le is qualified to serve as a director.

Suja Ramnath
Age	55

Experience	Ms. Ramnath has served as a member of our Board since December 2021. Since February 2017, Ms. Ramnath has served as president and chief executive officer of Integra Technologies, a developer of high-performance power RF semiconductors for the defense and aerospace industries. From October 2015 to February 2017, Ms. Ramnath served as division general manager for transceivers at Analog Devices, a semiconductor company specializing in data conversion, signal processing and power management technology. Prior to that, Ms. Ramnath served in various business development and senior positions in the semiconductor industry since 1991. Ms. Ramnath holds a Bachelor of Science degree in Electrical Engineering from Northeastern University.

Board Committee Memberships	Member of the Audit Committee and the Compensation Committee.

Independent	Yes

Qualifications & Attributes	Ms. Ramnath has extensive experience in and knowledge of the semiconductor industry as an executive officer of semiconductor companies. As a result of these and other professional experiences, our Board has concluded that Ms. Ramnath is qualified to serve as a director.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” EACH OF THE FIVE NOMINEES FOR DIRECTOR
NAMED IN THIS PROXY STATEMENT.

10

CORPORATE GOVERNANCE

Board Composition

Our Board may establish the authorized number of directors from time to time by resolution. Our Board currently consists of five authorized members. Our Board does not have a policy regarding Board members’ attendance at meetings of our stockholders, however, our entire Board attended our prior year’s annual meeting of stockholders. During the year ended December 31, 2023, all directors attended all meetings of the Board and Board committees on which they served. During the year ended December 31, 2023, our Board held seven meetings.

Generally, under the listing requirements and rules of the Nasdaq Stock Market, independent directors must comprise a majority of a listed company’s board of directors. Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Our Board has determined that, other than Mr. Bibaud, by virtue of his executive officer positions, none of our director nominees, or any other person serving as a director during the last fiscal year, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. In making these determinations, our Board considered the current and prior relationships that each nonemployee director nominee has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each nonemployee director nominee. Accordingly, a majority of our directors are independent, as required under applicable Nasdaq Stock Market rules, as of the date of this Proxy Statement.

Committees of the Board of Directors

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board may establish other committees and sub-committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of our committees operates under a written charter, a copy of which is available at our investor relations website located at http://ir.atomera.com/corporate-governance.

Audit Committee

Our Audit Committee consists of Steve Shevick, John Gerber and Suja Ramnath, with Mr. Shevick serving as Chair of the Audit Committee. The composition of our Audit Committee meets the requirements for independence under current Nasdaq Stock Market listing standards and SEC rules and regulations. Each member of our Audit Committee meets the financial literacy requirements of the Nasdaq Stock Market listing standards and is also a nonemployee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Mr. Shevick is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K.

Our Audit Committee assists our Board in fulfilling its oversight responsibilities to, among other things:

•	select a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•	discuss the scope and results of the audit with the independent registered public accounting firm;
•	review, with management and the independent registered public accounting firm, our interim and year-end operating results;
•	develop procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	review our policies on risk assessment and risk management;
•	review related-party transactions; and
•	approve (or, as permitted, pre-approve) all audit and all permissible non audit services, other than de minimis non audit services, to be performed by the independent registered public accounting firm.

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In February 2023, our Board approved the creation of a Cybersecurity subcommittee of the Audit Committee consisting of Ms. Ramnath as chair and Mr. Shevick as a member.

Our Audit Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the Nasdaq Stock Market. During the year ended December 31, 2023, our Audit Committee held five meetings.

Compensation Committee

Our Compensation Committee consists of Duy-Loan T. Le, Suja Ramnath and John Gerber, with Ms. Le serving as Chair of the Compensation Committee. The composition of our Compensation Committee meets the requirements for independence under the Nasdaq Stock Market listing standards and SEC rules and regulations. Each member of the Compensation Committee is also a nonemployee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The purpose of our Compensation Committee is to discharge the responsibilities of our Board relating to compensation of our executive officers and directors. Our Compensation Committee’s responsibilities include the following, among other things:

•	review, approve and determine the compensation of our executive officers;
•	administer our stock and equity incentive plans;
•	make recommendations to our Board regarding director compensation and the establishment and terms of incentive compensation and equity plans; and
•	establish and review general policies relating to compensation and benefits of our employees.

Our Chief Executive Officer may, from time to time, provide input and recommendations to our Compensation Committee concerning the compensation of our other executive officers. Moreover, our Compensation Committee has engaged Compensia, Inc., a nationally recognized independent compensation consultant (“Compensia”), to provide information and advice regarding the design, form and amount of our executive and director compensation arrangements. Compensia did not provide any services to us other than the assistance it provided to the Compensation Committee in 2023. Compensia reported directly to the Compensation Committee on all work assignments from the Compensation Committee. The Compensation Committee assessed the independence of Compensia pursuant to SEC rules and concluded that no conflict of interest exists preventing Compensia from serving as an independent consultant to the Compensation Committee.

Our Compensation Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the Nasdaq Stock Market. During the year ended December 31, 2023, our Compensation Committee held nine meetings.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Steve Shevick and Duy-Loan T. Le, with Mr. Shevick serving as Chair of the Nominating and Corporate Governance Committee. The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under Nasdaq Stock Market listing standards and SEC rules and regulations. Our Nominating and Corporate Governance Committee’s responsibilities include the following, among other things:

•	identify, evaluate and make recommendations to our Board regarding nominees for election to our Board and its committees;
•	evaluate the performance of our Board and of individual directors;
•	consider and make recommendations to our Board regarding the composition of our Board and its committees;
•	review developments in corporate governance practices;
•	evaluate the adequacy of our corporate governance practices and reporting; and
•	develop and make recommendations to our Board regarding corporate governance guidelines and matters.

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When evaluating director candidates, our Nominating and Corporate Governance Committee seeks to ensure that our Board has the requisite skills and experience and that its members consist of persons with appropriately complementary and independent backgrounds. The Nominating and Corporate Governance Committee will consider all aspects of a candidate’s qualifications in the context of Atomera’s needs, including: semiconductor industry experience, preferably at an executive level; experience in licensing transactions; experience as an officer or director of a public company; independence from management; practical business judgment; personal and professional integrity and ethics; and the ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with our Company’s interests. While we do not have a formal diversity policy, we understand the desirability of having a Board comprised of directors with diverse and varied backgrounds, experience and opinions and we comply with Nasdaq’s board diversity listing standards. As we look to expand our Board or replace retiring Board members our Nominating and Governance Committee is committed to including candidates with diverse gender and ethnic backgrounds. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of our Company, and the long-term interests of our stockholders.

The table below provides certain highlights of the composition of our Board members. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f)(1).

Board Diversity Matrix (as of March 8, 2024)
Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity
Directors	2	3
Demographic Background
African American or Black
Alaskan Native or Native American
Asian	2
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		3
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Our Nominating and Corporate Governance Committee will consider for directorship candidates nominated by third parties, including stockholders. However, at this time, our Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Nominating and Corporate Governance committee believes that it is in the best position to identify, review, evaluate, and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board. For a third party to suggest a candidate, one should provide our Corporate Secretary, Francis Laurencio, with the name of the candidate, together with a brief statement of the candidate’s qualifications to serve on the Board and a document indicating the candidate’s willingness to serve if elected.

The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing requirements and rules of the Nasdaq Stock Market. During the year ended December 31, 2023, our Nominating and Corporate Governance Committee held two meetings.

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Board Leadership Structure and Role in Risk Oversight

John Gerber serves as our Chairman of the Board and Scott Bibaud serves as our President and Chief Executive Officer. We have neither adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined nor do we have a lead independent director. We believe that, given the small size of our Board and establishment of separate Audit, Compensation and Nominating and Corporate Governance Committees, each consisting of independent directors, our present Board structure is in the best interest of the Company and our stockholders. Our Board has an active role in overseeing our areas of risk. While the full Board has overall responsibility for risk oversight, the Board has assigned certain areas of risk primarily to designated committees, which report back to the full Board.

We rely heavily on our information technology systems and infrastructure to develop our proprietary technologies and to deliver products and solutions to our customers. As a technology licensing company, safeguarding our proprietary information and preserving and protecting our customers’ confidential information are mission-critical tasks for us. Accordingly, we have taken a number of steps to heighten awareness of cybersecurity risks and information technology best practices. These steps include:

•	regular cybersecurity assessments by an independent auditor utilizing National Institute for Standards and Technology (“NIST”) and International Organization for Standardization (“ISO”) frameworks examining technical, physical and administrative controls;
•	external vulnerability scanning and penetration testing;
•	periodic phishing email simulations;
•	requesting Systems and Organization Control (“SOC”) type reports from several of our service providers including our payroll and human resources system provider and stock administration provider; and
•	information security awareness training as part of employee on-boarding.

Further, in February 2023, our Board created a Cybersecurity subcommittee of the Audit Committee tasked with review of our existing policies and practices around information security. The Cybersecurity sub-committee oversees development of our policies and provides direction for the conduct of third-party and/or internal audits.

Process for Stockholders to Send Communications to our Board of Directors

Because we have always maintained open channels of communication with our stockholders, we do not have a formal policy that provides a process for stockholders to send communications to our Board. However, if a stockholder would like to send a communication to our Board, please address the letter to the attention of our Corporate Secretary, Francis Laurencio, and it will be distributed to each director.

Employee, Officer and Director Hedging

We have adopted a policy that no director, officer, employee or consultant of Atomera may engage in any short-term or speculative transactions involving securities of the Company. These prohibited speculative transactions include short sales, publicly-traded options, hedging transactions, margin accounts, pledged securities and standing and limit orders.

Code of Conduct

We have adopted a code of conduct for all employees, including the chief executive officer, principal financial officer and principal accounting officer or controller, and/or persons performing similar functions, which is available on our website, under the link http://ir.atomera.com/corporate-governance.

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Limitation of Liability of Directors and Indemnification of Directors and Officers

The Delaware General Corporation Law provides that corporations may include a provision in their certificate of incorporation relieving directors of monetary liability for breach of their fiduciary duty as directors, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of a dividend or unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides that directors are not liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors to the fullest extent permitted by Delaware law. In addition to the foregoing, our certificate of incorporation provides that we shall indemnify directors, officers, employees or agents to the fullest extent permitted by law and we have agreed to provide such indemnification to each of our executive officers and directors by way of written indemnification agreements.

The above provisions in our certificate of incorporation and bylaws and in the written indemnity agreements may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their fiduciary duty, even though such an action, if successful, might otherwise have benefited us and our stockholders. However, we believe that the foregoing provisions are necessary to attract and retain qualified persons as directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Marcum LLP ( “Marcum”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024, and our Board has directed that management submit the appointment of Marcum as our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. A representative of Marcum is expected to be available at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Marcum as our independent registered public accountants is not required by our Bylaws or otherwise. However, our Board is submitting the appointment of Marcum to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Marcum. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accountant at any time during the year if the Audit Committee determines that such a change would be in the Company’s and our stockholders’ best interests.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF MARCUM LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024

Fees Incurred for Services by Principal Accountant

The following table sets forth the aggregate fees billed to us for services rendered to us for the years ended December 31, 2023 and 2022 by our independent registered public accounting firm, Marcum LLP:

	2023	2022
Audit Fees (1)	$216,300	$188,748
Audit-Related Fees	–	–
Tax Fees	–	–
All Other Fees	–	–
	$216,300	$188,748

________

(1)	The audit fee consisted of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with the statutory and regulatory filings or engagements and capital market financings.

Pre-Approval Policies and Procedures

The Audit Committee has responsibility for selecting, appointing, evaluating, compensating, retaining and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established policies and procedures in its charter regarding pre-approval of any audit and non-audit service provided to the Company by the independent registered public accounting firm and the fees and terms thereof.

The Audit Committee considers the compatibility of the provision of other services by its registered public accountant with the maintenance of their independence. The Audit Committee approved all audit services provided by Marcum in 2023 and 2022. Marcum did not provide any non-audit services in 2023 or 2022.

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Audit Committee Report

The Audit Committee issued the following report for inclusion in this Proxy Statement and our Annual Report:

•	The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2023 with management of Atomera Incorporated and with Atomera Incorporated’s independent registered public accounting firm, Marcum LLP.
•	The Audit Committee has discussed with Marcum LLP those matters required by Statement on Auditing Standards No. 1301, “Communications with Audit Committee,” as adopted by the Public Company Accounting Oversight Board (“PCAOB”).
•	The Audit Committee has received and reviewed the written disclosures and the letter from Marcum LLP required by the PCAOB regarding Marcum LLP’s communications with the Audit Committee concerning the accountant’s independence and has discussed with Marcum LLP its independence from Atomera Incorporated and its management.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that the audited financial statements for the year ended December 31, 2023 be included in the Annual Report on Form 10-K for that year for filing with the SEC.

AUDIT COMMITTEE Steve Shevick (Chair) John Gerber Suja Ramnath

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PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE THE COMPENSATION OF

OUR NAMED EXECUTIVE OFFICERS

General

At our 2022 annual meeting, a majority of our stockholders recommended that an advisory resolution with respect to the Company’s compensation program of our named executive officers (a “say-on-pay” vote) be presented to our stockholders every year. Our Board adopted the stockholders’ recommendation for the frequency of the “say-on-pay” vote, and accordingly, we are requesting your advisory approval of the compensation of our named executive officers as identified and disclosed in this Proxy Statement.

We urge stockholders to read the “Executive Officers and Compensation” section of this Proxy Statement and review the compensation tables and related narrative disclosures, which provide detailed information on the compensation of our named executive officers. Our Compensation Committee believes that our policies and procedures are effective in fulfilling our objectives and that the compensation of our named executive officers reported in this Proxy Statement has supported and contributed to our recent and long-term success.

Proposal No. 3, or the “say-on-pay” vote, gives stockholders the opportunity to endorse or not endorse the compensation of our named executive officers as disclosed in this Proxy Statement. This proposal will be presented at the Annual Meeting as a resolution in substantially the following form:

RESOLVED, that the stockholders approve the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including compensation tables and related narrative disclosure in our Proxy Statement for the Annual Meeting.

This vote will not be binding on our Board and may not be construed as overruling a decision by our Board or creating or implying any change to the fiduciary duties of our Board. The vote will not affect any compensation previously paid or awarded to any executive. Our Compensation Committee and our Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements. We expect that the next say-on-pay vote will be at the 2025 annual meeting of stockholders.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock by each person who is known by us to be the beneficial owners of more than five percent of our issued and outstanding shares of common stock as of February 15, 2024:

Principal Stockholder Name and Address	Total Shares Beneficially Owned		Percentage owned
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	1,534,838	(1)	5.8%

The Vanguard Group 100 Vanguard Blvd Malvern, PA 19355	1,385,368	(2)	5.2%

________

(1)	Based solely on information contained in the Schedule 13G/A filed with the SEC by BlackRock, Inc. on its own behalf, on January 29, 2024.
(2)	Based solely on information contained in the Schedule 13G/A filed with the SEC by The Vanguard Group on its own behalf, on February 13, 2024.

The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 15, 2024 by (i) each of our current directors and director nominees, (ii) each of the Named Executive Officers, who consist of Mr. Bibaud and our two other most highly-compensated executive officers (“NEOs”), and (iii) all of our executive officers (as defined in Rule 3b-7 of the Exchange Act) and current directors as a group.

The beneficial ownership of each person was calculated based on 26,619,981 common shares issued and outstanding as of February 15, 2024. The SEC has defined “beneficial ownership” to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he owns it, but also if he has the power (solely or shared) to vote, sell or otherwise dispose of the share. Beneficial ownership also includes the number of shares that a person has the right to acquire within 60 days of February 15, 2024, pursuant to the exercise of options or warrants or the conversion of notes, debentures or other indebtedness. Two or more persons might count as beneficial owners of the same share. Unless otherwise indicated, the address for each reporting person is 750 University Avenue, Suite 280, Los Gatos, California 95032.

Named Executive Officers, Executive Officers and Directors	Total Shares Beneficially Owned		Percentage of Class

Scott Bibaud (NEO and Director)	2,081,608	(1)	7.3%
Francis Laurencio (NEO)	519,153	(2)	1.9%
John Gerber (Director)	478,874	(3)	1.8%
Robert Mears (NEO)	445,864	(4)	1.7%
Steve Shevick (Director)	92,016	(5)	*
Duy-Loan T. Le (Director)	78,958	(6)	*
Suja Ramnath (Director)	34,008	(7)	*
All current directors and executive officers as a group (8 persons)	3,802,026		13.0%

________

* Less than 1%.

(1)	Includes 1,787,139 shares issuable upon exercise of currently exercisable options. Shares beneficially owned include 74,882 shares subject to the release of restricted stock awards.
(2)	Includes 446,505 shares issuable upon exercise of currently exercisable options. Shares beneficially owned include 33,124 shares subject to the release of restricted stock awards.
(3)	Includes 165,096 shares held by Mr. Gerber's wife, and 37,192 shares held for the benefit of Mr. Gerber's children. Shares beneficially owned also includes 15,065 shares subject to the release of restricted stock awards.
(4)	Includes 2,666 shares held by Dr. Mears' wife and 329,395 shares issuable upon exercise of currently exercisable options. Shares beneficially owned include 34,321 shares subject to the release of restricted stock awards.
(5)	Shares beneficially owned include 15,065 shares subject to the release of restricted stock awards.
(6)	Shares beneficially owned include 15,065 shares subject to the release of restricted stock awards.
(7)	Shares beneficially owned include 20,485 shares subject to the release of restricted stock awards.

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EXECUTIVE OFFICERS AND COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes and analyzes the compensation program during the year ended December 31, 2023, for our NEOs, consisting of Scott Bibaud, our President and Chief Executive Officer, Dr. Robert Mears, our Chief Technology Officer, and Francis Laurencio, our Chief Financial and Accounting Officer. We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K under the Securities Exchange Act and as such we are not subject to the full narrative disclosure requirements on executive compensation under Item 402(b) of Regulation S-K. However, we have elected to include details of our executive compensation policies and practices that we believe are relevant to our stockholders in light of our Board’s recommendation of a vote “for” Proposal No. 3 to approve our named executive officer compensation.

Atomera’s 2023 executive officers are as follows:

Name	Age	Position
Scott Bibaud	61	President and Chief Executive Officer
Dr. Robert Mears	63	Chief Technology Officer
Francis Laurencio	54	Chief Financial and Accounting Officer
Jeffrey Lewis(1)	63	Senior Vice President of Marketing and Business Development

__________

(1)	Mr. Lewis is an “executive officer” as defined in Rule 3b-7 of the Exchange Act but his compensation information is not disclosed in this Proxy Statement as he is not one of our NEOs.

Scott Bibaud. Biographical information pertaining to Scott Bibaud, who is both a director and an executive officer of the Company, may be found in the section above entitled “Proposal No. 1, Election of Directors – Information About Director Nominees.”

Dr. Robert Mears is the founder of our Company and has served as our Chief Technology Officer since inception. Dr. Mears also served as our president from inception to October 2015. Dr. Mears co-developed a transformative technology for long-distance optical networks in the late 1980’s and has authored or co-authored approximately 170 publications and numerous patents. He is an Emeritus Fellow of Pembroke College, Cambridge, England.

Francis Laurencio has served as our Chief Financial Officer since February 2016. Prior to joining Atomera, Mr. Laurencio served as chief financial officer of Sycomp, A Technology Company Inc. from February 2013 to July 2015 and head of global compliance from July 2015 to January 2016. Mr. Laurencio also served as chief financial officer of Orbis Global, Inc. from January 2012 to December 2012 (through its acquisition by Infor) and chief financial officer of Smapper Technologies, Inc. from December 2009 to December 2011. Mr. Laurencio holds an A.B. degree from Princeton University and a J.D. from New York University School of Law.

Jeffrey Lewis has served as our Senior Vice President of Marketing and Business Development since June 2021. Mr. Lewis previously served as a Senior Vice President of Business Development at Spin Memory, Inc., a Fremont, California semiconductor technology company, since June 2016. Mr. Lewis also served as Senior Vice President of Marketing and Business Development at SuVolta, Inc. from April 2010 to December 2014. Mr. Lewis holds a B.S. degree in Electrical Engineering and a B.A. degree in Economics from UC Berkeley, and an MBA from UC Berkeley Haas School of Business.

Compensation Objectives and Philosophy

Our executive compensation program is designed principally to:

•	attract, motivate, and retain talented and dedicated executive officers;
•	correlate annual cash bonuses to the achievement of near-term operational and financial objectives; and
•	provide our NEOs with appropriate long-term equity incentives that directly correlate to the enhancement of stockholder value, as well as facilitate executive retention.

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To achieve these objectives, we (i) establish annual base salaries at levels that we believe are competitive with base salaries of executive officers in our peer group companies and relevant comparable companies in the semiconductor sector, (ii) set year-end annual cash bonus targets based primarily on the achievement of key operational and financial goals, and (iii) grant annual equity awards as a retention tool and to align the NEOs’ long-term interests with those of our stockholders. Our Compensation Committee does not have any formal policies for allocating compensation among the foregoing three components. Rather, our Compensation Committee uses its judgment and consults with Compensia to determine the appropriate level and mix of compensation on an annual basis with the goal to balance current cash compensation with equity awards to reward and incentivize both short-term and long-term performance.

Roles and Responsibilities

The Compensation Committee has engaged Compensia as its independent compensation consultant. The Compensation Committee, Compensia, and our CEO participated in a collaborative process to determine (i) the compensation that our NEOs were granted and earned in 2023 and (ii) adjustments to compensation and grants for NEO’s for 2024 (with the exception, as to both periods, of our CEO’s compensation, which was evaluated solely by the Compensation Committee, based upon the information and analysis provided by Compensia).

Responsible Party	Primary Role and Responsibilities Relating to Compensation Decisions
Compensation Committee (composed solely of independent, non-employee directors and reports to the Board)(1)	•	Oversees the executive compensation program, policies, and practices, taking into account business goals and strategies, legal and regulatory developments, and evolving best practices;
	•	Approves performance goals for purposes of compensation decisions for the NEOs;

	•	Conducts an annual evaluation of the CEO’s performance in consultation with the full Board and determines his compensation;

	•	Reviews and approves the compensation for the non-CEO NEOs and senior executives, taking into consideration the CEO’s recommendations and making changes when deemed appropriate;

	•	Approves all changes to the composition of the peer group; and

	•	Reviews and makes recommendations to the Board with respect to director compensation.

Independent Consultant to the Compensation Committee (Compensia)(2)	•	Provides the Compensation Committee with analysis and advice pertaining to CEO, executive, and director compensation program design, including industry survey analysis, explanation of current and developing best practices, and regulatory changes;

	•	Recommends a relevant group of peer companies and appropriate sources of survey data against which to compare the competitiveness and structure of CEO, executive, and director compensation;

	•	Analyzes peer companies’ CEO, executive, and director compensation annually to assist the Compensation Committee in determining the appropriateness and competitiveness of compensation;

	•	Reviews and advises on any proposed changes to CEO, executive, and director compensation program design;

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	•	Reviews and assists with compensation disclosure materials; and

	•	Provides specific analysis and advice periodically as requested by the Compensation Committee.

CEO	•	Recommends to the Compensation Committee annual compensation for the other NEOs and senior executives based on his assessment of their performance; and

	•	Works with the Compensation Committee Chair to set agendas, prepare materials for Compensation Committee meetings, and generally attends meetings, as appropriate. (3)

___________

(1)	Our Board of Directors has determined that each member of our Compensation Committee is “independent” as that term is defined by applicable Nasdaq rules and is a “non-employee” director as defined under Section 16 of the Exchange Act.
(2)	Other than the support that it provided to the Compensation Committee, Compensia provided no other services to the Company or management and only received fees from the Company for the services provided to the Compensation Committee. The Compensation Committee conducted an evaluation of Compensia’s independence considering the relevant regulations of the SEC and the Nasdaq listing standards. The Compensation Committee concluded that Compensia was independent of the Company and the services performed by Compensia and the dual compensation advisors employed by Compensia raised no conflicts of interest.
(3)	No member of management is present in Compensation Committee meetings when matters related to his or her individual compensation is under discussion, or when the Compensation Committee otherwise meets in executive session.

Peer and Industry Data

The Compensation Committee believes that market data, including compensation data from a peer group of comparable companies, provides a useful framework for determining compensation targets and the actual awards for executives in an effort to attract and retain highly talented senior executives. Annually, the Compensation Committee requests that Compensia advise on the appropriate peer group for the Company as well as assess our NEO and non-employee director compensation.

For purposes of evaluating our NEO compensation in 2023, in September 2022 our Compensation Committee, with the advice of Compensia, reviewed and approved the following companies selected from among publicly-held semiconductor, semiconductor equipment and electronics companies based on the following criteria: market capitalization, revenue, revenue growth and profitability:

Aehr Test Systems	Kopin Corporation
Akoustis Technologies, Inc.	Luna Innovations Incorporated
Amtech Systems, Inc.	NVE Corporation
AXT Inc.	PDF Solutions, Inc.
Ceva Inc.	Pixelworks, Inc.
CyberOptics Corporation	QuikLogic Corporation
Energous Corp.	Skywater Technology, Inc
Everspin Technologies, Inc.	Techpoint Inc.
GSI Technology, Inc.	Transphorm Technology Inc
InTest Corporation

The Compensation Committee intends to maintain its practice of reviewing and, if it deems it appropriate, modifying the peer group on an annual basis to ensure it continues to appropriately represent our competitive market for executive talent. Atomera ranked at the 67th percentile of market cap of the above-referenced peer group companies as of September 2022, which is when this peer group was approved by the Compensation Committee.

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The Compensation Committee and our Board use peer and other market data as one means of evaluating and establishing executive pay. In light of our early stage of commercializing our technology and need to conserve cash given our ongoing net losses, the Compensation Committee generally targets approximately the 50th percentile of the peer group for cash (base salary and annual bonus) compensation and the 75th percentile for long-term, equity-based compensation. In instances where an executive officer is believed to be especially suited to our Company or important to our success, the Compensation Committee may establish or recommend compensation that deviates from peer practices, industry averages or other specific benchmarks and it maintains the discretion to set levels of NEO compensation above or below levels paid by our peers based on factors such as individual performance, an NEO’s level of experience and responsibilities, and our compensation budget. Upward or downward variations in total cash compensation and long-term incentives may also occur as a result of the individual’s experience level, the nature and level of the individual’s specific job responsibilities, the balance of the individual’s different elements of compensation, market factors and other strategic considerations.

Elements of our Executive Compensation

Base Salary

We provide our NEOs with base salaries to compensate them for services rendered during the year. Generally, the base salaries reflect the experience, skills, knowledge and responsibilities required of each executive officer, and reflect our executive officers’ overall performance and contributions to our business.

During its review of base salaries for executives, the Compensation Committee primarily considers:

•	an internal review of the NEO’s compensation, both individually and relative to other NEOs; and
•	base salaries paid by our peer group companies.

The base salary for each of our NEOs for our fiscal year ended December 31, 2023, is listed in the table below:

Name	2023 Base Salary ($)
Scott Bibaud	$420,000
Francis Laurencio	$325,000
Robert Mears	$330,000

Annual Cash Incentive Bonuses

We provide an opportunity for each of our NEOs to receive an annual cash incentive bonus based on the satisfaction of Company goals and objectives established by our Board of Directors. For any given year, Company goals are approved by both the Compensation Committee and the full Board no later than February and they may include objectives that relate to operational, strategic, or financial factors such as executing contracts with customers, achieving technical performance targets, securing patents, revenue achievement, raising certain levels of capital, and customer progress toward commercializing our MST® technology.

While the Board adopts the Company’s annual goals, it is the Compensation Committee that evaluates and approves the achievement level of corporate objectives, and subsequently reviews and approves the annual cash bonuses for NEOs as part of its final compensation deliberations. The Compensation Committee, or where appropriate, our Board may approve bonuses based on the foregoing determinations or, after considering market conditions, our financial position or other factors, may, in its sole discretion, determine not to award any bonuses or to award larger or smaller bonuses.

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Based on its review of the Company’s performance and thoughtful deliberations, the Compensation Committee recommended and the Board approved a payout at 100% of target.

Name	2023 Target Bonus (% of Base Salary)	Realization / Payout	Actual 2024 Bonus
Scott Bibaud	70%	100%	$294,000
Francis Laurencio	50%	100%	$162,500
Robert Mears	45%	100%	$148,500

Equity Incentive Compensation

We believe that successful long-term corporate performance is more likely to be achieved with a corporate culture that encourages a long-term focus by our NEOs and other employees through the use of equity awards, the value of which depends on our stock performance. We established our 2017 Stock Incentive Plan and our 2023 Stock Incentive Plan to provide all of our employees, including our NEOs, with incentives to help align our employees’ interests with the interests of our stockholders and to enable them to participate in the long-term appreciation of our stock.

Additionally, equity awards provide an important retention tool for all employees, as the awards generally vest over four years following the grant date.

Typically, we grant equity awards upon an employee’s hire in the form of stock options that vest over a four-year period with a one-year cliff. In addition, equity awards are typically granted on an annual basis in amounts that depend on position and performance. Annual grants are made in the form of restricted stock awards (“RSAs”) in the case of most employees who are not NEOs. Annual grants to NEOs and certain key employees are made in a combination of stock options and RSAs.

The determination of whether to grant equity, as well as the size of such grants, to our NEOs involves subjective assessments by the Compensation Committee and our Board and, with respect to NEOs other than himself, our CEO. Generally, annual equity awards are driven by our desire to retain and motivate our executives, and we consider individual performance and contributions during the preceding year to the extent the Compensation Committee and our Board believe such factors are relevant. As with base salary and cash bonuses, in evaluating and determining equity grants to our NEOs, the Compensation Committee and our Board also consider publicly available data prepared by Compensia at the request of the Compensation Committee from the peer group of companies identified by the Compensation Committee as well as from Compensia’s more broad-based database of compensation practices.

For 2023, the Compensation Committee approved annual equity awards to NEOs. To promote retention and align NEO incentives with those of stockholders, the Compensation Committee has generally awarded a larger portion of equity awards in the form of stock options than RSAs since the Company’s IPO. The NEOs’ (other than Mr. Bibaud’s) 2023 annual equity grants were comprised of approximately 60% stock options and 40% RSAs, based on their grant date fair values. Mr. Bibaud’s 2023 annual equity grants were comprised of approximately 70% stock options and 30% RSAs, based on their grant date fair values, The RSAs vest in 16 equal quarterly increments over four years. The stock options vest in 16 equal quarterly increments over four years and have a ten-year term. The equity awards were granted on February 23, 2023. As such, the closing price of our common stock on that date of $6.56 is the exercise price of those options.

Name	Stock Options Granted 2023	RSAs Granted 2023
Scott Bibaud	170,112	54,880
Francis Laurencio	53,472	26,832
Robert Mears	53,472	26,832

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The difference between the percentage of grant date fair value granted in the form of stock options and RSAs versus the actual number of shares underlying the two award types shown in the table above is due to the valuation methodology for stock option grants, which is described in in Note 11 to our audited financial statements for the year ended December 31, 2023 included in our Annual Report.

Stock Ownership Guidelines

Under our stock ownership guidelines, each NEO is required to own shares of our common stock as follows:

•	Our CEO must own shares equal to five times such executive’s annual base salary.
•	All NEOs other than our CEO must own shares equal to three times such executive’s annual base salary.

Current NEOs have five years from February 23, 2023 (the date the guidelines were adopted by our Nominating and Corporate Governance Committee and Board) to attain such ownership levels and newly appointed NEOs will have five years from their designation as an NEO to attain such ownership levels. For purposes of these guidelines, an NEO’s share ownership includes all shares of the Company’s common stock owned by such NEO outright or held in trust for such executive and his or her immediate family, but not an NEO’s unvested or unexercised equity (i.e., unvested restricted stock awards or outstanding stock options). All of our NEOs currently serving in executive positions meet the ownership requirements or still have time remaining to satisfy the requirements. The equity owned by each of our NEOs as of February 15, 2024, is set forth in the “Security Ownership of Certain Beneficial Owners and Management” table above.

Compensation Committee Report

The Compensation Committee of our Board has reviewed and discussed with management the section captioned “Compensation Discussion and Analysis” and based on such review and discussions, the Compensation Committee recommended to our Board that this “Compensation Discussion and Analysis” be included in this proxy statement.

Submitted by the Compensation Committee of the Board of Directors:

COMPENSATION COMMITTEE Duy-Loan T. Le (Chair) John Gerber Suja Ramnath

Summary Compensation Table

The following table sets forth the compensation awarded to or earned by our Chief Executive Officer and our two other highest paid executive officers for the years ended December 31, 2023, 2022 and 2021:

		Salary	Bonus	Stock Awards	Option Awards
Name and Principal Position	Year	($)	($)	($)	($)	Total
Scott Bibaud, CEO	2023	$417,667	$218,834	$360,013	$841,612	$1,838,126
	2022	$402,833	$139,320	$399,908	$828,832	$1,770,893
	2021	$385,000	$139,500	$399,975	$625,859	$1,550,334

Francis Laurencio, CFO	2023	$322,500	$119,350	$176,018	$264,547	$882,415
	2022	$308,333	$72,000	$176,108	$273,506	$829,947
	2021	$298,333	$71,920	$140,009	$219,038	$729,300

Robert Mears, CTO	2023	$327,500	$109,148	$176,018	$264,547	$877,213
	2022	$312,500	$72,000	$191,928	$298,447	$874,875
	2021	$298,333	$71,920	$140,009	$219,038	$729,300

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The dollar amounts in the Option Awards and Stock Awards columns above reflect the values of options and shares as of the grant date for the years ended December 31, 2023, 2022 and 2021, in accordance with ASC 718, Compensation-Stock Compensation and, therefore, do not necessarily reflect actual benefits received by the individuals. Assumptions used in the calculation of these amounts are included in Note 11 to our audited financial statements for the year ended December 31, 2023 included in our Annual Report on Form 10-K filed with the SEC on February 15, 2024 and in Note 11 to our audited financial statements for the year ended December 31, 2022 included in our Annual Report on Form 10-K filed with the SEC on February 15, 2023.

Narrative Disclosure to Summary Compensation Table

Bibaud Employment Agreement

We entered into an employment agreement with Mr. Bibaud, our Chief Executive Officer, on January 26, 2021, which was approved by the full Board. The agreement provides for, among other things, his appointment as President and Chief Executive Officer, an annual base salary, bonus and long-term incentive awards as determined by the Compensation Committee, and, in certain circumstances, severance payments upon termination of employment. Mr. Bibaud’s base salary is reviewed and may be adjusted annually in the sole discretion of the Compensation Committee, and the agreement has a term of four years from the effective date of December 30, 2020. If Mr. Bibaud’s employment is involuntarily terminated by us without “cause,” as defined in the employment agreement, or terminated by Mr. Bibaud for “good reason,” as defined in the employment agreement, we are required to pay a severance payment in the amount of 18 months of his base salary and related benefits and accelerate 18 months of vesting of his unvested stock options and other equity awards. Further, Mr. Bibaud is eligible for participation in all other plans that we may establish from time to time, including health insurance and other benefits.

During 2021, we granted Mr. Bibaud options to purchase 39,728 shares of our common stock over a ten-year period at an exercise price of $22.38 and 17,872 share of restricted stock. During 2022, we granted Mr. Bibaud options to purchase 78,160 shares of our common stock over a ten-year period at an exercise price of $14.54 and 27,504 shares of restricted stock. During 2023, we granted Mr. Bibaud options to purchase 170,112 shares of our common stock over a ten-year period at an exercise price of $6.56 and 54,880 shares of restricted stock. The options were granted under our 2017 Plan and vest and first become exercisable quarterly over a four-year period commencing with the first quarter after the date of the grant. The restricted stock was also granted under the 2017 Plan and vest and are released to Mr. Bibaud quarterly over a four-year period commencing on the first quarter after the date of grant.

Laurencio Employment Agreement

We entered into an employment agreement with Mr. Laurencio, our Chief Financial Officer, on January 26, 2021, which was approved by the full Board. The agreement provides for, among other things, his appointment as Chief Financial Officer, an annual base salary, bonus and long-term incentive awards as determined by the Compensation Committee, and, in certain circumstances, severance payments upon termination of employment. Mr. Laurencio’s base salary is reviewed and may be adjusted annually in the sole discretion of the Compensation Committee, and the agreement has a term of four years from the effective date of December 30, 2020. If Mr. Laurencio’s employment is involuntarily terminated by us without “cause,” as defined in the employment agreement, or terminated by Mr. Laurencio’s for “good reason,” as defined in the employment agreement, we are required to pay a severance payment in the amount of six months of his base salary and related benefits. Further, Mr. Laurencio is eligible for participation in all other plans that we may establish from time to time, including health insurance and other benefits.

During 2021, we granted Mr. Laurencio options to purchase 13,904 shares of our common stock over a ten-year period at an exercise price of $22.38 and 6,256 shares of restricted stock. During 2022, we granted Mr. Laurencio options to purchase 25,792 shares of our common stock over a ten-year period at an exercise price of $14.54 and 12,112 shares of restricted stock. During 2023, we granted Mr. Laurencio options to purchase 53,472 shares of our common stock over a ten-year period at an exercise price of $6.56 and 26,832 shares of restricted stock. The options were granted under our 2017 Plan and vest and first become exercisable quarterly over a four-year period commencing with the first quarter after the date of the grant. The restricted stock was also granted under the 2017 Plan and vest and are released to Mr. Laurencio quarterly over a four-year period commencing on the first quarter after the date of grant.

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Mears Employment Agreement

We entered into an employment agreement with Dr. Mears, our Chief Technology Officer, on January 26, 2021, which was approved by the full Board. The agreement provides for, among other things, his appointment as Chief Technology Officer, an annual base salary, bonus and long-term incentive awards as determined by the Compensation Committee, and, in certain circumstances, severance payments upon termination of employment. Dr. Mears’ base salary is reviewed and may be adjusted annually in the sole discretion of the Compensation Committee, and the agreement has a term of four years from the effective date of December 30, 2020. If Dr. Mears’ employment is involuntarily terminated by us without “cause,” as defined in the employment agreement, or terminated by Dr. Mears for “good reason,” as defined in the employment agreement, we are required to pay a severance payment in the amount of six months of his base salary and related benefits. Further, Dr. Mears is eligible for participation in all other plans that we may establish from time to time, including health insurance and other benefits.

During 2021, we granted Dr. Mears options to purchase 13,904 shares of our common stock over a ten-year period at an exercise price of $22.38 and 6,256 shares of restricted stock. During 2022, we granted Dr. Mears options to purchase 28,144 shares of our common stock over a ten-year period at an exercise price of $14.54 and 13,200 shares of restricted stock. During 2023, we granted Dr. Mears options to purchase 53,472 shares of our common stock over a ten-year period at an exercise price of $6.56 and 26,832 shares of restricted stock. The options were granted under our 2017 Plan and vest and first become exercisable quarterly over a four-year period commencing with the first quarter after the date of the grant. The restricted stock was also granted under the 2017 Plan and vest and are released to Dr. Mears quarterly over a four-year period commencing on the first quarter after the date of grant.

Potential Payments upon Termination and Change in Control

In addition to the above-described benefits, Mr. Bibaud’s employment agreement entitles him to equity acceleration in the event of our termination of his employment without cause or his resignation for good reason. All officer employment agreements also entitle the officer to equity acceleration in the event of a change in control.

If a qualifying involuntary termination had occurred on December 31, 2023, our NEOs would have been eligible to receive the following amounts:

Name	Type of Payment	Termination of Employment ($)	Change in Control ($)

Scott Bibaud	Cash Severance	$630,000	$–
	Equity Acceleration	$1,267,904	$1,971,110

Francis Laurencio	Cash Severance	$162,500	$–
	Equity Acceleration	$–	$711,647

Robert Mears	Cash Severance	$165,000	$–
	Equity Acceleration	$–	$737,550

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Outstanding Equity Awards at December 31, 2023

Set forth below is information concerning the equity awards held by our NEOs as of December 31, 2023.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Common Stock That Have Not Vested	Market Value of Shares of Common Stock that Have not Vested(2)

Scott Bibaud	128,002	–	$5.70	10/16/2025	74,882	$524,923
	608,755	–	$7.50	10/16/2025
	258,526	–	$7.01	3/20/2027
	165,008	–	$5.64	3/2/2028
	192,308	–	$3.90	2/27/2029
	302,940	20,196	$4.06	3/11/2030
	27,313	12,415	$22.38	3/4/2031
	34,195	43,965	$14.54	2/23/2032
	31,896	138,216	$6.56	2/23/2033

Francis Laurencio	21,834	–	$5.70	2/23/2026	33,124	$232,199
	136,543	–	$7.50	2/23/2026
	48,337	–	$7.01	3/20/2027
	50,768	–	$5.64	3/2/2028
	62,923	–	$3.90	2/27/2029
	83,820	5,588	$4.06	3/11/2030
	9,559	4,345	$22.38	3/4/2031
	11,284	14,508	$14.54	2/23/2032
	10,026	43,446	$6.56	2/23/2033

Robert Mears	18,115	–	$7.65	10/12/2026	34,321	$240,590
	90,843	–	$7.01	3/20/2027
	48,656	–	$5.64	3/2/2028
	24,041	–	$3.90	2/27/2029
	103,005	6,867	$4.06	3/11/2030
	9,559	4,345	$22.38	3/4/2031
	12,313	15,831	$14.54	2/23/2032
	10,026	43,446	$6.56	2/23/2033

___________

(1)	All options vest and first become exercisable quarterly over a four-year period commencing with the first quarter after the date of grant.
(2)	Market value based on the closing price of our common stock on December 31, 2023 or $7.01 per share.

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Pay vs. Performance

The following table sets forth compensation information for our chief executive officer, referred to below as our CEO, and our other named executive officers, or NEOs, for purposes of comparing their compensation to the value of our shareholders’ investments and our net income, calculated in accordance with SEC regulations, for fiscal years 2023, 2022 and 2021.

Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(2)	Average Summary Compensation Table Total for Non-CEO NEOs(3)	Average Compensation Actually Paid to Non-CEO NEOs(4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(5)	Net Loss
2023	$1,838,126	$2,400,949	$879,814	$1,073,253	$43.60	$(19,790,000)
2022	$1,770,893	$(3,092,478)	$852,411	$(788,309)	$38.69	$(17,441,000)
2021	$1,550,334	$4,811,937	$729,300	$1,828,993	$125.05	$(15,714,000)

___________

(1)	The dollar amounts reported are the amounts of total compensation reported for our CEO, Scott Bibaud, in the Summary Compensation Table for fiscal years 2023, 2022 and 2021.
(2)	The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. The dollar amounts reported are the amounts of total compensation reported for Mr. Bibaud during the applicable year, but also include (i) the year-end value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested, or through the end of the reported fiscal year, and (iii) value of equity awards issued and vested during the reported fiscal year. See Table below for further information.
(3)	The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our CEO, namely Francis Laurencio and Robert Mears, in the Summary Compensation Table for fiscal years 2023, 2022 and 2021.
(4)	The dollar amounts reported represent the average amount of “compensation actually paid”, as computed in accordance with SEC rules, for our NEOs, other than our CEO. The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our CEO in the Summary Compensation Table for fiscal years 2023, 2022 and 2021, but also include (i) the year-end value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested, or through the end of the reported fiscal year, and (iii) value of equity awards issued and vested during the reported fiscal year.
(5)	Reflects the cumulative shareholder return, computed in accordance with SEC rules, as of the end of each fiscal year assuming an investment of $100 in our common shares at a price per share equal to $16.09, the closing price of our common stock on December 31, 2020.

To calculate the amounts in the “Compensation Actually Paid to CEO” column in the table above, the following amounts were deducted from and added to (as applicable) our CEO’s “Total” compensation as reported in the Summary Compensation Table:

Year	Summary Compensation Table Total for CEO	Reported Value of Equity Awards for CEO(1)	Fair Value as of Year End for Awards Granted During the Year	Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value Increase or Decrease from Prior Year end for Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year end for Awards that Vested during the Year	Compensation Actually Paid to CEO
2023	$1,838,126	$(1,201,625)	$1,051,933	$251,309	$254,438	$206,768	$2,400,949
2022	$1,770,893	$(1,228,740)	$375,478	$(2,552,513)	$161,058	$(1,618,654)	$(3,092,478)
2021	$1,550,334	$(1,025,834)	$738,786	$1,483,399	$186,178	$1,879,074	$4,811,937

___________

(1)	Represents the grant date fair value of the equity awards to our CEO, as reported in the Summary Compensation Table

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To calculate the amounts in the “Compensation Actually Paid to Non-CEO NEOs” column in the table above, the following amounts were deducted from and added to (as applicable) the average “Total” compensation of our Non-CEO NEOs as reported in the Summary Compensation Table:

Year	Summary Compensation Table Total for Non-CEO NEOs	Reported Value of Equity Awards for Non-CEO NEOs(1)	Fair Value as of Year End for Awards Granted During the Year	Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value Increase or Decrease from Prior Year end for Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year end for Awards that Vested during the Year	Compensation Actually Paid to Non-CEO NEOs

2023	$879,814	$(440,565)	$385,230	87,282	$93,105	$68,387	$1,073,253
2022	$852,411	$(469,995)	$145,554	(823,192)	$61,861	$(554,948)	$(788,309)
2021	$729,300	$(359,047)	$258,579	491,498	$65,163	$643,500	$1,828,993

___________

(1)	Represents the grant date fair value of the equity awards to our Non-CEO NEOs, as reported in the Summary Compensation Table

Relationship between Pay and Performance

Our “total shareholder return,” as set forth in the above table, during the three-year period ended December 31, 2023 decreased by 56% compared to (a) a 50% decrease in “compensation actually paid” to our CEO from $4,811,937 in 2021 to $2,400,949 in 2023 and (b) a 41% decrease in average “compensation actually paid” to our non-CEO NEOs from $1,828,993 in 2021 to $1,073,253 in 2023. Our net loss during the three-year period ended December 31, 2023 increased by 26%, from $(15,714,000) in 2021 to $(19,790,000) in 2023 compared to the aforementioned decreases in “compensation actually paid” to our CEO and non-CEO NEOs.

Compensation of Directors

We do not compensate any of our executive directors for their service as a director. The Compensation Committee reviews director compensation periodically, consulting benchmark data provided by Compensia and recommends changes to the Board, when it deems them appropriate. We pay an annual cash retainer of $35,000 and make an annual equity award with a value of $95,000 to our non-employee directors. Equity grants to non-employee directors will be made on the date of the Annual Meeting and vest on the earlier of one year from the grant or the date of the next year’s Annual Meeting. We also reimburse our non-employee directors for their reasonable expenses incurred in connection with attending our Board and committee meetings.

The Chairman of the Board, committee members and committee Chairs receive additional annual cash compensation as follows:

Board Position	Annual Retainer
Chairman of the Board	$30,000
Audit Committee Chair	$20,000
Audit Committee Member	$10,000
Compensation Committee Chair	$15,000
Compensation Committee Member	$7,500
Nominating and Governance Committee Chair	$10,000
Nominating and Governance Committee Member	$5,000

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All Board and committee retainers are paid in equal quarterly installments over the course of each year of a director’s service on the Board or applicable committee. Directors who chair more than one committee are paid the rate applicable to the chair of the committee with the highest compensation rate and the compensation rate for any additional committee chaired is the rate payable to a member of such additional committee.

Set forth below is a summary of the compensation we paid to our non-employee directors for the year ended December 31, 2023:

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Award ($) (1)	Total ($)
John Gerber	$82,500	$138,447	$220,947
Duy-Loan T. Le	$55,000	$138,447	$193,447
Suja Ramnath	$52,500	$138,447	$190,947
Steven Shevick	$60,000	$138,447	$198,447

___________

(1)	The dollar amounts in the Stock Awards column above reflect the values of shares as of the grant date for the year ended December 31, 2023, in accordance with ASC 718, Compensation-Stock Compensation and, therefore, do not necessarily reflect actual benefits received by the individuals. Assumptions used in the calculation of these amounts are included in Note 11 to our audited financial statements for the year ended December 31, 2023 included in our Annual Report.

Stock Ownership Guidelines

Each non-employee director is required to own shares of our common stock having a minimum dollar value equal to three times the annual cash retainer paid. Non-employee directors have three years from February 23, 2023 (the date the guidelines were adopted by our Compensation Committee and Board) to attain such ownership levels and newly appointed directors will have three years from their appointment to attain such ownership levels. For purposes of these guidelines, a non-employee director’s share ownership includes all shares of the Company’s common stock owned by such director outright or held in trust for such director and his or her immediate family, but not their unvested stock awards. All of our non-employee directors meet the ownership requirements or still have time remaining to satisfy the requirements. The equity owned by each of our non-employee directors as of February 15, 2024 is set forth in the “Security Ownership of Certain Beneficial Owners and Management” table above.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions, Promoters and Director Independence

Since January 1, 2022, we have not entered into any transactions where the amount exceeded the lesser of $120,000 or one percent of the average of our total assets as of December 31, 2023 and 2022 with any of our directors, officers, beneficial owners of five percent or more of our common shares, any immediate family members of the foregoing or entities of which any of the foregoing are also officers or directors or in which they have a material financial interest, other than the compensatory arrangements with our executive officers and directors described elsewhere in this Proxy Statement.

OTHER MATTERS AND BUSINESS

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, direct your written request to Atomera Incorporated, 750 University Avenue, Suite 280, Los Gatos, California 95032, Attention: Investor Relations, or contact Investor Relations by telephone at 408-442-5246; or find our materials posted online at www.atomera.com. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Other Matters

We will also consider any other business that properly comes before the Annual Meeting, or any adjournment or postponement thereof. As of the Record Date, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the annual meeting, the persons named on the enclosed proxy card will vote the shares they represent using their best judgment.

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act, or the Exchange Act, which might incorporate future filings made by us under those statutes, the preceding Audit Committee Report will not be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes. In addition, information on our website, other than our proxy statement, notice and form of proxy, is not part of the proxy soliciting materials and is not incorporated herein by reference.

By Order of the Board of Directors

John Gerber, Chairman of the Board of Directors

Los Gatos, California

March 8, 2024

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is available without charge upon written request to: Corporate Secretary, Atomera Incorporated, 750 University Avenue, Suite 280, Los Gatos, California 95032.

32

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting of

ATOMERA INCORPORATED

To Be Held Virtually On:

May 1, 2024 at 11:00 a.m. PDT

To attend the meeting via the Internet, please visit https://web.lumiagm.com/299510298

(password: atomera2024) and be sure to have available the control number.

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 4/17/2024.

Please visit http://www.astproxyportal.com/ast/22415/, where the following materials are available for view:

	•	Notice of Annual Meeting of Stockholders
	•	Proxy Statement
	•	Form of Electronic Proxy Card
	•	Annual Report

TO REQUEST MATERIAL:		TELEPHONE: 888-Proxy-NA (888-776-9962) or 201-299-6210 (for international callers)

E-MAIL: help@equiniti.com

WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials

TO VOTE:		ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 p.m. Eastern Time the day before the cut-off or meeting date.

IN PERSON: You may vote your shares in person by attending the virtual Annual Meeting.

MAIL: You may request a card by following the instructions above.

1. Election of Directors:	2. To ratify the appointment of Marcum LLP as the Company's independent registered public accounting firm for the year ending December 31, 2024.

NOMINEES:
01 John Gerber 02 Scott Bibaud	3. To approve, on an advisory basis, the compensation of the Company’s named executive officers.
03 Steve Shevick
04 Duy-Loan Le
05 Suja Ramnath	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES AND “FOR” PROPOSALS 2 AND 3.

Please note that you cannot use this notice to vote by mail.